Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of
Medic Computer Systems, Inc. on Form S-3 (File No. 333-         ) of our report
dated March 21, 1997, on our audits of the consolidated financial statements of Medic Computer Systems, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, appearing in the Annual Report on Form 10-K for the year ending December 31, 1996.


/s/ Coopers & Lybrand L.L.P.

Raleigh, North Carolina
July 15, 1997

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